EXHIBIT 10.4

This agreement made as of May 25, 2010

Between

Christine Kan of 33-01, 53 Cairnhill Road, Singapore 229664, Republic of Singapore
(hereinafter called the “creditor”)

And

ALR Technologies, a company duly incorporated under the laws of the state of Nevada and having its registered office at 3350 Riverwood Parkway, Suite 1900, Atlanta, Georgia
(herein called the “borrower” or the “Company”)

Whereas, the creditor has offered the borrower a line of credit.

Now therefore, in consideration previously exchanged, the parties hereto have agreed and do hereby agree as follows:

Borrowing Limit
The Company can borrow up to $1,000,000 from the creditor. The Company will notify the creditor when funds are required.  The creditor may be asked to directly pay amounts on behalf of the Company which would be considered borrowed funds.

Interest Rate
The borrower will charged simple interest at 1% per month on all amounts borrowed.  Amounts only borrowed for a part of the month will be charged interest on a pro-rated basis.

Repayment Terms
The borrowed balance will have not stated terms of repayment, but will be due on demand.  The borrower will provide notice to the Company for any amounts due on demand.  Once demanded, amounts must be repaid within 3 business days.

Security
The amount borrowed is secured by a general security agreement over all the tangible and intangible assets of the borrower.

Amounts Previously Borrowed
While the terms for this arrangement where being finalized, amounts totaling $92,000 were advanced by the creditor to the borrower.  These were being charged at a simple interest rate of 1% per month.  Now that this operating line of credit has been finalized, these amounts will be transferred under as funds borrowed under the line of credit and will carry the terms as described above.

The parties have executed this Agreement

Signed, sealed and delivered by, Christine Kan,

CHRISTINE KAN
Christine Kan

The corporate seal of ALR Technologies Inc. was affixed in the presence of

SIDNEY CHAN
Sidney Chan